Exhibit 99.1

                             CALYPSO WIRELESS, INC.

                     SEPARATION AGREEMENT AND MUTUAL RELEASE

      This Separation Agreement and Mutual Release ("Agreement") is made by and between CALYPSO WIRELESS, INC. (the "Company"), and RICARDO ALVAREZ, CHIEF EXECUTIVE.

      Mr. Alvarez is currently the President and Chief Executive Officer of Calypso Wireless, Inc. and a member of the Board of Directors. The Company and Mr. Alvarez have mutually agreed to terminate their employment relationship, to release each other from any claims arising from or related to this relationship and to enter into this Agreement.

      In consideration of the mutual promises made herein and other valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

      1. RESIGNATION AND TERMINATION OF EMPLOYMENT. The Parties agree and acknowledge that Mr. Alvarez will resign as Chief Executive Officer and President of the Company and from the Board of Directors effective the close of business on December 28, 2004 (the "Termination Date").

      2. EMPLOYEE BENEFITS. Mr. Alvarez will receive a lump sum payment of $150,000 payable according to the following schedule:

            (a)   $50,000 payable upon receipt of resignation;

            (b) $100,000 outstanding balance will be paid in 6 monthly installments of ($16,666.66) payable on the last day of each month (commencing January 31, 2005) until full amount is paid;(1)

--------
      (1) These payments shall be made by wire transfer or direct deposit to an account number provided by Ricardo Alvarez.

            (c) Certificates for 25,000 shares of stock pursuant to the terms of the consulting agreement executed on October 3, 2003;

            (d) Letter from the Board of Directors thanking Mr. Alvarez for his service to the Company and wishing him luck in his future endeavors;

            (e) Mr. Alvarez will receive his salary and benefits as an employee up to the date of termination (December 28, 2004).

      3. NO OTHER COMPENSATION. The above represents the total sum of financial compensation due and owing to Mr. Alvarez. Both parties represent that Mr. Alvarez is not due any other compensation under an employment agreement signed on June 7, 2004 or under any other agreement that has ever been in existence up to and including the date of the signing of this Separation Agreement.

      4. EMPLOYEE AND MUTUAL COVENANTS.

      (a) NO BREACHES OF DUTY. Mr. Alvarez represents and warrants that he has not breached his obligations to the Company or any of its subsidiaries or affiliates, or engaged in any violations of the Company's bylaws, provisions or rules and regulations issued by the Securities Exchange Commission or done anything which in any way, shape or form would constitute a breach of his fiduciary duties as a board member and/or as an officer of the Company. The parties acknowledge that this Agreement is being executed predicated upon this representation.

      (b) CONFIDENTIALITY OF TERMS. The Parties agree, on their own behalf and on behalf of their representatives, to keep the terms and amount of this Agreement completely confidential and that they will not hereafter disclose any such information concerning this Agreement to anyone, unless required or permitted to do so by law. Mr. Alvarez may disclose the terms of this Agreement to his spouse and his accountants, tax advisors or preparers, each of whom shall be required to maintain the confidentiality of this Agreement. The Company may disclose the terms of t his Agreement to certain of its employees who need to know, its board members, its accountants, lawyers, tax advisors or preparers, or other advisors who need to know, each of whom shall be required to maintain the confidentiality of this Agreement. All parties agree to disclose any information contained in this Agreement when and if necessary to do so to comply with regulations of the Securities and Exchange Commission.

      (c) NONDISPARAGEMENT. The Parties also agree that they will not, either directly or indirectly, hereafter make any defamatory, negative or denigrating comments of any type or nature whatsoever about each other (or the other Party's employees, officers, agents, consultants, affiliates, investors or business partners) to anyone under any circumstances.

      (d) AGREEMENT TO COOPERATE. Mr. Alvarez agrees to cooperate with the Board of Directors and any and all successor officers of the Company in insuring a smooth and efficient transition. This will include, but not be limited to, meeting with the Board and Officers prior to his termination to facilitate a transfer of leadership, Mr. Alvarez' agreement to provide to the Company prior to his termination any and all books, records, calendars, computer disks, documents, notes, manuals or any other materials that are the property of the Company. Mr. Alvarez further agrees to cooperate with the Company in its investigating, prosecuting or defending of claims, demands, charges, liabilities, causes of action or lawsuits or any other proceedings which relate to matters of which he has knowledge as a result of his employment with the Company. Mr. Alvarez will be required to provide to the Company immediately upon execution of this Agreement with any and all equipment, keys and identification that are the property of the Company.

      Any violations of the Employee and Mutual Covenants shall render this Agreement null and void.

      5. RELEASE OF CLAIMS. In consideration for the obligations of both parties set forth in this Agreement and for other valuable consideration, Mr. Alvarez and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, stockholders, administrators and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, stockholders, administrators, parent and subsidiary corporations, predecessor and successor corporations and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, presently known, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

      (a) any and all claims relating to or arising from Mr. Alvarez' employment relationship with the Company and the termination of that relationship;

      (b) any and all claims relating to, or arising from, Mr. Alvarez' right to purchase, or actual purchase of shares of stock of the Company;

      (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied, negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; negligence; and defamation;

      (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to the Civil Rights Act of 1866, as amended, the Civil Rights Act of 1964, as amended, the Florida Fair Employment and Housing Act, as amended, the federal and state family leave acts, the Age Discrimination in Employment Act of 1967, the Older Workers' Benefit Protection Act, the Americans with Disabilities Act of 1990, and the Civil Rights Act of
1991);

      (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

      (f) any and all claims for attorneys' fees and costs.

      The Company and Mr. Alvarez agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.

      6. NON-COMPETE. In exchange for the valuable consideration received herein, Mr. Alvarez agrees that for a period of one year after the execution of this Agreement, he will not engage directly or indirectly in any employment of any form that could compete with the business interests of the Company. This includes, but is not limited to, consulting agreements and includes any employment with any employer whose business is of similar scope to the companies.

      7. TRADE SECRETS. Mr. Alvarez agrees to keep confidential any and all proprietary information and trade secrets that he has acquired through his employment with the Company. Mr. Alvarez acknowledges that any disclosure of any proprietary or trade information that he acquired during the course of his employment with the Company would result in severe damages to the Company for which he would be accountable.

      8. BREACH OF AGREEMENT. The Parties agree and acknowledge that upon breach by either Party of this Agreement, including the covenants contained in Sections 5, 6 or 7 above, the other Party would sustain irreparable harm, and, therefore, they agree that in addition to any other remedies that they may have under this Agreement or otherwise, each Party shall be entitled to obtain equitable relief, including specific performance and injunctive relief, restraining the other Party from committing or continuing any such breach or directing such Party to perform its obligations pursuant to this Agreement.

      9. AUTHORITY. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Mr. Alvarez represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

      10. NO REPRESENTATIONS. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

      11. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court or other tribunal of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

      12. ARBITRATION. The Parties shall attempt to settle all disputes arising in connection with this Agreement through good faith consultation. In the event no agreement can be reached on such dispute within thirty (30) days after notification in writing by either Party to the other concerning such dispute, the dispute shall be settled by binding arbitration to be conducted in Miami, Florida before an arbitrator to be mutually agreed upon. If the Parties cannot agree, they shall submit the matter to the presiding judge of Miami, Dade County, who shall select an arbitrator based on input from the Parties. The arbitration decision shall be final, conclusive and binding on both Parties and any arbitration award or decision may be entered in any court having jurisdiction. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties further agree that the prevailing Party in any such proceeding shall be awarded reasonable attorneys' fees and costs. The parties hereby waive any rights they may have to trial by jury in regard to arbitrable claims.

      13. ENTIRE AGREEMENT. This Agreement, the exhibits hereto and the other agreements referenced in this Agreement (as such other agreements are amended by this Agreement), represent the entire agreement and understanding between the Company and Mr. Alvarez concerning Mr. Alvarez' separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Mr. Alvarez' employment relationship with the Company, termination of that relationship, his compensation by the Company and his ownership and interests in any stock of the Company.

      14. NO ORAL MODIFICATION. This Agreement may only be amended in writing signed by Mr. Alvarez and the Company.

      15. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida, without regard to its conflicts of law provisions.

      16. EFFECTIVE DATE. This Agreement is effective upon execution by both Parties (the "Effective Date").

      17. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

      18. ASSIGNMENT. This Agreement may not be assigned by Mr. Alvarez or the Company without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement may be assigned by the Company to a corporation controlling, controlled by or under common control with the Company, including a successor to the Company, without the consent of Mr. Alvarez.

      19. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

      (a) they have read this Agreement;

      (b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice.

      (c) they understand the terms and consequences of this Agreement and of the releases it contains; and

      (d) they are fully aware of the legal and binding effect of this Agreement.

      The Parties have executed this Separation Agreement and Mutual Release on the respective dates set forth below.

CALYPSO WIRELESS, INC.

Dated as of December 27, 2004.


/s/ Oscar Rosales
-------------------------
By: /s/ Oscar Rosales

on Behalf of the Board of Directors                 /s/ Mike A. Pizzi, Jr., Esq.
                                                    ----------------------------
Title:                                              Witness:


/s/ Julieta Moran
---------------------------
Julieta Moran
Board Member

RICARDO ALVAREZ, AN INDIVIDUAL

Dated as of December 27, 2004


/s/ Ricardo Alvarez                                 /s/ Mike A. Pizzi, Jr., Esq.
----------------------------                        ----------------------------
Ricardo Alvarez                                     Witness:
President/Chief Executive (Employee)